Registered with the Public Company
Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
TIXFI Inc.

We hereby consent to the use of our report dated May 29, 2015 with respect to the financial statements of TIXFI Inc., in its registration statement on Form S-1 Post Effective Amendment No. 1 relating to the registration of 975,000 shares of common stock.  We also consent to the reference of our firm under the caption "Experts" in the registration statement.

/s/ SADLER, GIBB AND ASSOCIATES, LLC

Salt Lake City, UT
July 2, 2015